OCEAN PARTNERS UK LIMITED CREDIT FACILITY AGREEMENT

This Credit Facility Agreement (the “Agreement”) is entered into by and among the parties set forth below as of August 22, 2025. This Agreement shall supersede all previous agreements among the parties with respect to the subject matter hereof.

CHAPTER I. TERMS AND CONDITIONS

A. Lender:	Ocean Partners UK Limited (“Lender”), a corporation duly organized and validly existing under the laws of the United Kingdom with registered number 5171451.
B. Borrower:	Dynaresource de Mexico S.A. de C.V. (“Borrower”), a company operating in, organized and validly existing under the laws of Mexico.
C. Facility:

The Lender shall make available to the Borrower a credit facility (the “Facility”) in an amount of up to $15,000,000.00 (Fifteen Million Dollars, legal currency of the United States of America, also known as the “Facility Amount”), subject to the terms and conditions of this Agreement.

Throughout this Agreement, any references to “Dollar” and “$” shall mean the legal currency of the United States of America.

D. Purpose:	For repayment of existing advances to the Lender in full, expansion capital, working capital and general corporate purposes.
E. Availability:

The Lender shall make a sole draw or reimbursement to the Borrower in a total amount not exceeding the Facility Amount (the “Draw”), following satisfaction of all Conditions Precedent (as defined below), including the Borrower delivering to the Lender a completed Draw request (a “Draw Request”) each in a form and substance acceptable to the Lender. The Draw will be advanced by the Lender to the Borrower within three Business Days of receipt by the Lender of the Draw Request.

F. Maturity Date:	The Facility shall mature on the earlier of: (a) 24 full calendar months; and (b) the date on which this Agreement is terminated in accordance with the terms hereof (the “Maturity Date”).

G. Mandatory Repayment:

The Borrower shall repay the principal amount in accordance with the following schedule, with repayment calculated from the date of drawing the Draw:

a)
Following a grace period of six full calendar months from the Draw, the Facility Amount drawn shall be repaid in accordance with the following schedule:
a.
The Facility Amount drawn shall be repaid in 18 equal monthly installments, payable in Months 7 through 24 after the first Draw.

b)
The repayments shall be made against deliveries of concentrate (the “Concentrates”) as set out in the terms of the Concentrate Agreements (defined below).

c)
The Lender (or any group companies of the Lender), at its sole discretion, may elect to deduct the full or partial repayment amounts from the Borrower's obligations to the Lender related to the delivery of Concentrates (each, a “Lender Concentrates Payable”). Any such deduction shall be credited against the outstanding balance of the Facility.
d)
If the Lender Concentrates Payable are not sufficient to cover a monthly principal repayment plus interest, any shortfall shall be repaid immediately by the Borrower in cash, no later than the last Business Day of the month any principal amount is owed; and any unpaid balances shall be paid in cash on the Maturity Date.

e)
The records of the receipt of payment by the Lender’s

nominated bank shall be used to determine the exact date of any principal repayment.

H. Payment of Interest:

Borrower will pay to Lender the Facility Interest each calendar month following the accrual date (each, an “Interest Payment Date”), as follows:

by setoff against any Lender Concentrates Payable owing on such Interest Payment Date; and in cash, to the extent that on such Interest Payment Date the Facility Interest plus principal payable exceeds the Lender Concentrates Payable,

I. Facility Interest:

Interest on outstanding amounts under the Facility (the “Facility Interest”) shall accrue daily commencing on the date that the Draw is advanced, and thereafter shall be payable monthly in arrears by the Borrower on the last Business Day of the next month at the rate of 6.75% per annum + 3 Month SOFR Rate (the “Facility Interest Rate”).

For purposes of this Agreement, “3 Month SOFR Rate” shall refer to the rate published by the CME Group, representing the forward-looking cost of borrowing cash overnight collateralized by U.S. Treasury securities, as determined based on actual transactions in the repurchase agreement market.

J. Default Interest:

Upon the occurrence and during the continuation of any Event of Default (as defined below), a rate of six percent (6.0%) per annum in excess of the Facility Interest Rate otherwise in effect, as it may vary from time to time, accrued on a daily basis and computed on the basis of a 360 day year over the full remaining Facility balance including principal and any overdue interest.

K. Voluntary Prepayment Option:

The Borrower may prepay any or all of the outstanding amounts owing under the Facility at any time with 14 (fourteen) days notice. Any prepayment will be subject to 1% flat fee payable over the amount prepaid. In the case of a partial prepayment, each mandatory payment as set out in Chapter I, Section G hereof will remain the same until the Facility Amount is repaid in full.

L. Fee:

There will be no facility fee payable by the Borrower. However, the Borrower shall pay, on demand, all documented reasonable legal and other professional costs and expenses incurred by the Lender in connection with the negotiation, preparation, signing, administration, and enforcement of this Agreement and any related documents, up to an aggregate amount of $25,000.00 (twenty-five thousand Dollars, legal currency of the United States of America).

M. Intentionally Blank	Intentionally Blank
N. Intentionally Blank	Intentionally Blank
O. Form of Payment:

Each payment to the Lender hereunder will be paid, to the extent possible and except as explicitly set out herein, by set off against the Lender Concentrates Payable (if any) at the time each such payment is due, and otherwise will be paid by the Borrower to such account as the Lender shall specify.

P. Address of Lender:	Ocean Partners UK Limited The Pearce Building, Third Floor, West Street, Maidenhead, Berkshire, SL6 1RL, UK

e-mail : ***
Q. Address and facsimile number of Borrower, for notices under this agreement:	Dynaresource de Mexico S.A. de C.V. Calle Cedro Number 303 Col. Alameda Mazatlan, Sinaloa Mexico Zip Code 82123
R. Address and facsimile number of Lender, for notices under this agreement:	Ocean Partners UK Limited The Pearce Building Third Floor, West Street Maidenhead, Berkshire SL6 1RL United Kingdom
S. Closing Date	Means the date in which the Conditions Precedent under this Agreement have been fully satisfied, to Lender’s satisfaction.
T. Property	Means the San José de Gracia Project Property

CHAPTER II CLAUSES

ARTICLE I

Amount, Cash Payments, Draws and Availability Period

A.
Amount of the Credit. Lender hereby opens the Facility in favour of the Borrower pursuant to and upon the terms and conditions set forth in this Agreement, in the Facility Amount set forth in Chapter I, Section C hereof, against Concentrates to be delivered to the Lender and purchased by it under the Concentrate Agreements (defined below). The purpose of the Facility is to repayment of existing advances to the Lender, expansion capital, working capital and general corporate purposes at the mining operations, and the proceeds of the Facility shall be applied accordingly.
B.
Draws., An advance by way of a Draw under the Facility shall be made available as provided in Chapter I, Section E hereof, as requested by Borrower, provided all Conditions Precedent set forth herein have been satisfied to Lender’s satisfaction. Upon the Lender’s receipt of a written Draw Request, appropriately completed and accompanied by the documents referred to therein, Lender is authorized by Borrower to advance each Draw as provided in Chapter I, Section E hereof.

ARTICLE II

Fees and Reimbursement

A.
Fees, Expenses and Warrants.

(1)
Borrower shall pay to Lender the Fee as defined and set forth in Chapter I, Section

L.

B.
Repayment. Borrower agrees to repay Lender all amounts owing under the Facility on the dates and under the terms set forth in Chapter I hereof. Amounts repaid by the Borrower hereunder may not be re-borrowed.

ARTICLE III

Conditions Precedent. Representations, Warranties, Covenants and Post-closing Conditions

A.
Conditions Precedent. Without limiting any of the terms of this Agreement, the Lender shall not be required to advance each Draw unless and until each of the following conditions (the “Conditions Precedent”) has been fulfilled in form and substance acceptable to the Lender:
(1)
The Borrower shall have executed and delivered to the Lender this Agreement and if applicable pursuant to the terms of this Agreement, any security;
(2)
The Borrower as seller and the Lender as buyer shall have executed and delivered an exclusive commercial agreement for the extension of the offtake agreement through December 31, 2030, in substantially the form of the agreement attached hereto as Annex “A” (the “Concentrate Agreement”), and in any case in a form acceptable to the Lender and/or Lender’s bank;
(3)
Except as disclosed in the Borrower’s public filings, all representations and warranties by the Borrower in this Agreement are true and correct on the date of the Draw Request and remain true and correct on the date of the Draw, and that no Event of Default under this Agreement shall have occurred;

(4)
The Lender and the Borrower shall each have received approval of its Board of Directors with respect to the transactions contemplated in this Agreement;
(5)
No law, regulation, ruling or other action shall exist or have occurred which would prevent the Lender or the Borrower from fulfilling their respective obligations hereunder;

(6)
The Lender and any external parties that it engages for such purposes shall have satisfactorily completed all due diligence as the Lender deems necessary or advisable in connection with this Agreement and the matters and transactions contemplated hereby;

(7)
Any issues or conditions that may arise from the Lender or its agents conducting its due diligence shall have been addressed or resolved to the satisfaction of the Lender;
(8)
The Lender shall have received, in form and substance acceptable to the Lender in its discretion, a guarantee (the “Guarantee”) of the Lender’s obligations by Dynaresource Inc. (the “Guarantor”).

(9)
The Lender shall have received:

(a)
verification certificates and an extract of a resolution of the board of directors of the Borrower, and the Guarantor:
(i)
approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which is it a party;

(ii)
authorizing a specified person or persons to execute the Transaction Documents to which it is a party on its behalf, or referencing the existing attorneys-in-fact with sufficient powers of attorney that are authorized to execute the Transaction Documents to which it is a party on its behalf and providing evidence of such powers of attorney;

(b)
a specimen of the signature each of person authorized by the resolution referred to in paragraph (14)(a) above in relation to the Transaction Documents and related documents.

For the purposes of this Agreement, Transaction Documents shall mean this agreement, the Concentrate Agreements, the Security and the Guarantee; and

(10)
The Borrower or its affiliates shall not be in default hereunder or under the Concentrate Agreements.

B.
Representations, Warranties and Covenants

In order to induce the Lender to enter into this Agreement and to make the advance, the Borrower hereby represents, warrants and covenants that:

(1)
The Borrower is duly organized and validly existing under the laws of Mexico;
(2)
The Guarantor is duly organized and validly existing under the laws of Delaware;

(3)
The Borrower and the Guarantor have full legal right to execute, deliver and perform this Agreement and have taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement;
(4)
All consents, licenses, authorizations and corporate approvals necessary to make all required payments under this Agreement, or exemptions by any governmental authority which are necessary or advisable (a) for the execution, delivery, performance and observance by the Borrower of this Agreement, and (b) for the validity, binding effect and enforceability of this Agreement, have been obtained and are in full force and effect;

(5)
The execution, delivery and performance or observance by the Borrower of the terms of, and consummation by the Borrower of the transactions contemplated by this Agreement, to the best of its knowledge, does not and will not conflict with or result in a breach or violation of:

(i) any law, ordinance, decree, regulation or other requirement; or (ii) any order, writ, injunction, judgment or decree of any court or other tribunal. Further, the execution, delivery and performance or observance by the Borrower of the terms of, and consummation by the Borrower of the transactions contemplated by this Agreement does not and will not conflict with or result in a breach of any agreement or instrument to which the Borrower is a party, or by which it or any of it revenues, properties or assets may be bound, or result in the creation or imposition of any lien upon any of the revenues, properties or assets of the Borrower pursuant to any such agreement or instrument;

(6)
This Agreement has been duly executed and delivered by the Borrower and constitutes obligations of the Borrower which are legal, valid and binding upon the Borrower and enforceable against the Borrower in accordance with their respective terms;

(7)
The attorney[s]-in-fact of the Borrower [has/have] sufficient powers and authority to execute and deliver this Agreement, powers and authority that [has/have] not been revoked or limited in any manner whatsoever to this date;
(8)
No legal proceedings are pending or, to the best of the Borrower’s knowledge and belief, threatened before any court or governmental authority which might materially and adversely affect the Borrower’s or Guarantor’s financial condition, business or operations, restrain or enjoin or have the effect of restraining or enjoining the Borrower’s performance or observance of the terms and conditions or in any other manner question the validity, binding effect or enforceability of this Agreement;

(9)
The Borrower and Guarantor. shall pay all taxes as they become due;

(10)
The Borrower and Guarantor, shall comply with all laws and material contractual obligations including but not limited to anti-corruption, anti-money laundering, anti-slavery and sanctions laws;
(11)
The Borrower and Guarantor shall:

(a)
The Borrower shall maintain, with financially sound and reputable insurers, insurance coverage with respect to its properties and business against any casualties and contingencies, of any types, on such terms, and in such amounts as is customary for companies of established reputation engaged in the same or a similar business and operating in the same or similar locations, and in any event, in accordance with the practices of a prudent operator in the mining industry in Mexico.;
(b)
shall not do anything or omit to do anything that would cause an insurance claim to be disallowed; and
(c)
shall maintain the Property and its associated facilities in good working order and condition;
(12)
The Borrower and Guarantor shall not abandon the Property and shall maintain all government authorizations, licenses and permits required to operate the Property in a normal operating fashion;

(13)
The Borrower and Guarantor will maintain accounting records in accordance with the public company accounting standards in effect from time to time in Mexico consistently applied throughout the accounting periods involved; promptly furnish the Lender with such information concerning its business affairs and financial condition as the Lender may reasonably request; permit representatives of the Lender to visit and inspect the Property and examine any of the books and records of the Borrower at any reasonable time and as often as the Lender may reasonably desire;

(14)
The Borrower and Guarantor shall provide the Lender the following documents:
•
Quarterly Reports: as soon as they become available, but in any event within 60 days of the end of its four fiscal quarters: (i) unaudited consolidated financial statements (including a balance sheet, statements of income, retained earnings and changes in financial position), (ii) a compliance certificate demonstrating compliance with the Facility Agreement including financial covenants and list of any new material subsidiaries, and total hedging liabilities.
•
Annual Reports: as soon as they become available, but in any event within 90 days of the end of its fiscal year: audited annual consolidated financial statements.
•
Annual Budget, Mine Plan, and Reserve Statement: as soon as they become available, but in any event within 90 days of the end of its fiscal year: (i) a budget for that fiscal year, prepared on a monthly basis, consisting of, among other things, a capital expenditure forecast, balance sheet projections, income and cash flow projections, and statements of changes in financial position for each fiscal quarter in that fiscal year, prepared on a consolidated basis, (ii) an annual life of mine plan contained in a financial model prepared by the Borrower, (iii) NI 43-101 qualified mineral reserve statement, or equivalent such as SK-1300 mineral reserve estimate, for its respective mining properties, if updated from any prior such statement
•
Monthly Operating Reports: as soon as they become available, but in any event within

45 days of the end of each calendar month, internally prepared operations report including production values, sales values, pricing, royalties and operating costs and comments on any deviation from expected results, as well as updates of any variance between actual and budgeted capital expenditures.

•
Promptly such other information regarding financial condition, business and operations of Borrower and Guarantor as the Lender may request.
(15)
The Borrower or Guarantor shall not (and shall cause its direct and indirect subsidiaries not to) pledge, encumber or otherwise grant any charge or security interest in and to any of its assets or property (in each case a “Charge”) while this Agreement is in effect, except for Charges disclosed to the Lender and consented to by the Lender in advance, in the Lender’s sole discretion.

(16)
The Borrower or Guarantor shall not sell, lease or otherwise dispose of any material assets worth greater than $5,000,000.00 (five million Dollars, legal currency of the United States of America), in a given 12 month period excluding for obsolete or damaged assets (at arm’s length and for fair market value) or for product in the ordinary course of business, without the consent of the Lender not to be unreasonably withheld.
(17)
Borrower shall not declare and pay any dividends or distributions without the express consent of the Lender not to be unreasonably withheld and
(18)
The Borrower and Guarantor are solvent (which for this purpose shall mean that the fair market value of its tangible property is in excess of the total amount of its debts and that is able to pay, and is currently paying, its debts as they come due, provided however, that the term “debts” shall be understood as any amounts or trade payables (other than accrued liabilities not yet due, and any tax liabilities being disputed, which shall not be comprised within the definition of such term), by the Borrower that are due and not yet paid (but not in default or breach of any type)).

C.
Post-closing Conditions

The Borrower shall, within sixty (60) Business Days following the Closing Date (or such later date as the Lender may agree in writing), deliver to the Lender duly executed and enforceable versions of the security interests over the assets and shares of the Borrower, each in form and substance satisfactory to the Lender. Failure to deliver such documents within the specified period shall constitute an Event of Default under this Agreement.

ARTICLE IV

Suspension and Cancellation; Events of Default

A.
Events of Default. If any of the following events (each an “Event of Default”) has occurred and is continuing after the relevant cure period, if any, and not otherwise waived at any time by the Lender:
(1)
A failure by the Borrower to pay when due any amount owing under this Agreement;

(2)
Any representation or warranty made by the Borrower in this Agreement or in connection herewith, or any statement made in any certificate, report or financial information furnished by the Borrower to the Lender is determined by the Lender to have been false or misleading in any material respect when made; or

(3)
A failure by the Borrower or Guarantor to perform or comply with any of the covenants or provisions set forth in the Transaction Documents (exclusive of any events specified as an Event of Default in any other subparagraph of this paragraph A), which failure remains unremedied for a period of 30 days after the earlier of the Borrower becoming aware of that failure and written notice thereof being given to the Borrower by the Lender; or

(4)
The Borrower shall default in connection with the Concentrate Agreement or any other material agreement with Lender; or
(5)
The Borrower or Guarantor:

(a)
is unable or admits inability to pay its debts as they fall due;

(b)
is deemed to, or is declared to, by competent authority, to be unable to pay its debts under applicable law;
(c)
suspends or threatens to suspend making payments on any of its debts; or

(d)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.
(6)
The value of the assets of the Borrower or Guarantor, respectively, is less than its liabilities (taking into account contingent and prospective liabilities); or
(7)
The Borrower or Guarantor sell the Property or there is a change of control of the Borrower or Guarantor with a change of control being defined as the acquisition or increase and the corresponding disposal or decrease of direct or indirect control of the Property; or

(8)
A moratorium is declared in respect of any indebtedness of the Borrower or Guarantor; or
(9)
Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or Guarantor;

(b)
a composition, compromise, assignment or arrangement with any creditor of the Borrower or Guarantor for the reason of avoiding financial difficulty;
(c)
the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower, Guarantor or any of its assets; or
(d)
enforcement of any Security over any assets of the Borrower or Guarantor, or any analogous procedure or step is taken in any jurisdiction; or

(10)
Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Borrower or any Guarantor and is not discharged within 14 days; or

(11)
A Transaction Document is terminated or the Borrower or Guarantor contends that a Transaction Document is not a legal, valid and binding obligation of the Borrower or Guarantor, enforceable in accordance with the terms thereof or in any way ceases to provide to the Lender the rights, privileges, benefits, power, and remedies intended to be conferred hereby, or the Borrower or Guarantor repudiate its obligations hereunder,

Then the Lender may immediately cancel its commitments under this Agreement and the Lender may immediately demand repayment by the Borrower and the Guarantor of all amounts then outstanding under the Facility, including accrued interest thereon to the date of payment, and all fees and other amounts owing under this Agreement.

If an Event of Default has occurred, and is continuing after the relevant cure period, or not otherwise waived by the Lender, the Lender may offset any other amounts owing to the Borrower under the Concentrate Agreements or any other agreement.

ARTICLE V

Jurisdiction

A.
Submission to Jurisdiction. The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

B.
The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to this contrary. Therefore, the parties hereby irrevocably agree to submit to the courts of England to settle any Disputes over this Agreement, and hereby waive any right to bring suit in any other jurisdiction, venue or court that they may be entitled to by virtue of their current or future domicile, or otherwise.

C.
This Articles V is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

ARTICLE VI

Miscellaneous

A.
Payments. All payments hereunder, other than those made by way of set-off against Lender Concentrates Payable as provided herein, shall be made in freely transferable and immediately available Dollars at the office of the Lender as set forth in Chapter I, Section O of this Agreement, and shall be free and clear of any lien, encumbrance, set-off or counterclaim whatsoever.

If any payment hereunder becomes due and payable on a day which is not a Business Day (as defined below), then such payment shall be extended to the next succeeding Business Day and any applicable Facility Interest (including any interest at the default rate set out in Chapter I, Section J)

shall be payable thereon during such extension. All amounts received hereunder by the Lender shall be applied in the manner and order of priority determined by the Lender in its sole discretion, on the understanding that all payments received shall be applied first to the Lender’s expenses, then to accrued and unpaid interest, then to past due principal and then to principal. Any prepayments of principal shall be applied to unpaid principal in inverse order of maturity.

The agreements in this Article VI, Section B and any indemnities contained in this Agreement shall survive termination of this Agreement and all other amounts due hereunder.

B.
Disclaimer. The Lender shall not be responsible in any way for the performance of any contract or obligation related to the Property that will affect the obligations of Borrower or Guarantor under this Agreement.
C.
Governing Law. This Agreement shall be deemed to be a contract made under the laws of England and for all purposes shall be governed and construed in accordance with suchlaws.

D.
Communications. All notices or other communications required or permitted to be given hereunder shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service at the address set forth in Chapter I of this Agreement or to such other address as may be designated by a party by notice given in accordance with this paragraph, and shall be deemed given when so delivered by hand or if mailed, and if by facsimile, on the date the transmission is made, which shall be confirmed in writing. [

E.
Business Day. When used in this Agreement, “Business Day” means any day on which dealings in Dollar deposits are carried on in the commercial banks in the United States of America, the United Mexican States and United Kingdom are open for domestic business.

F.
Assignment. The Borrower hereby expressly authorizes the Lender to sell, assign, transfer, pledge, negotiate, grant participations in or otherwise dispose of all or any part of the Borrower’s indebtedness under this Agreement, even before the due date of the respective obligation in favor of any party, which party shall enjoy all the rights and privileges of the Lender under this Agreement. The Lender shall promptly before or after the fact; notify of such sale, assignment, transfer, pledge, negotiation, participation grant, or disposition to the Borrower. The Borrower shall, at the request of the Lender, execute and deliver to the Lender or to any party that the Lender may designate any such further instruments as may be necessary or desirable to give full force and effect to the disposition by the Lender.

G.
Entire Agreement. This Agreement sets forth the entire agreement among the Borrower and the Lender and supersedes any prior oral or written agreement or understanding, including without limitation any credit agreement previously executed with respect to the subject matter hereof.

In order to be effective hereunder, any waiver or amendment of any provision hereof must be in writing and signed by the party to be charged with the effect thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereof execute this Agreement as of the date above written.

Dynaresource de Mexico S.A. de C.V. OCEAN PARTNERS UK LIMITED

By: /s/ Rohan Hazelton By: /s/ Zekeriya Turhal

Name: Rohan Hazelton Name: Zekeriya Turhal

Title: President Title: Director

ADDRESS: ADDRESS:

Calle Cedro Number 303 Col. Alameda

Mazatlan, Sinaloa Mexico Zip Code 82123